                        THIRD AMENDMENT, dated effective as of June 30, 1997, to the Credit Agreement, dated as of December 19, 1995 (as amended to the date hereof, the "Credit Agreement"), among International Mill Service, Inc., a Pennsylvania corporation (the "Borrower"), EnviroSource, Inc., a Delaware corporation (the "Parent"), the several banks and other financial institutions parties thereto (the "Lenders"), NationsBank, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Credit Lyonnais New York Branch, the New York branch of a banking organization organized under the laws of the Republic of France, as syndication agent for the Lenders.

     PRELIMINARY STATEMENTS:

     (1) The Borrower has requested that the Lenders agree to make various changes in the Loan Documents.

     (2) The parties hereto have agreed, subject to the terms and conditions hereof, to grant the requests of the Borrower and to amend the Loan Documents as provided herein.

     (3) Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     Accordingly, the parties hereto hereby agree as follows:

     SECTION 1.01.  Amendments to Section 7.
                    -----------------------

     (a) Subsection 7.1(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "(a)  Interest  Coverage.  Permit the ratio of (i) EBITDA for the Reference
           --------  --------
Period with respect to the last day of any fiscal quarter of the Parent referred to below to (ii) Consolidated Interest Expense for such Reference Period to be less than the ratio set forth below opposite such fiscal quarter:

           Fiscal Quarter                                         Ratio
           --------------                                         -----

     Fiscal quarters from and including fourth
     quarter of fiscal 1995 through and including
     first quarter of fiscal 1996                                2.35:1.00

     Fiscal quarters from and including second
     quarter of fiscal 1996 through and including
     third quarter of fiscal 1996                                2.25:1.00

     Fiscal quarters from and including fourth
     quarter of fiscal 1996 through and including
     first quarter of fiscal 1997                                1.95:1.00

     Fiscal quarters from and including second
     quarter of fiscal 1997 through and including
     third quarter of fiscal 1997                                1.75:1.00

     Fiscal quarters from and including fourth
     quarter of fiscal 1997 through and including
     third quarter of fiscal 1998                                1.85:1.00

     Fiscal quarters from and including fourth
     quarter of fiscal 1998 through and including
     first quarter of fiscal 1999                                2.15:1.00

     Second quarter of fiscal 1999 and all fiscal
     quarters thereafter                                         3.00:1.00

     (b) Subsection 7.1(c) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "(c)  Debt  Service  Coverage.  Permit  the  ratio  of (i)  EBITDA  for
               ----  -------  ---------
     the Reference Period with respect to the last day of any fiscal quarter of the Parent referred to below, plus any income tax refunds received by the Parent and its Subsidiaries during such Reference Period, plus (without duplication) IU Cash Inflows received by the Parent and its Subsidiaries during such Reference Period, less (without duplication) IU Cash Outflows from the Parent and its Subsidiaries during such Reference Period, less Cash Taxes for such Reference Period, less (without duplication) Landfill Permit Expenditures during such Reference Period, less Closure Trust Fund Payments during such Reference Period to (ii) Consolidated Interest Expense for such Reference Period, plus scheduled principal payments under Indebtedness of the Parent and its Subsidiaries for such Reference Period to be less than the ratio set forth below opposite such fiscal quarter:

          Fiscal Quarter                                       Ratio
          --------------                                       -----

     Fiscal quarters from and including fourth
     quarter of fiscal 1995 through and including
     third quarter of fiscal 1996                           1.35:1.00

     Fiscal quarters from and including fourth
     quarter of fiscal 1996 through and including
     first quarter of fiscal 1997                           1.40:1.00

     Fiscal quarters from and including second
     quarter of fiscal 1997 through and including
     third quarter of fiscal 1998                           1.05:1.00

     Fiscal quarters from and including fourth
     quarter of fiscal 1998 through and including
     first quarter of fiscal 1999                           1.60:1.00

     Fiscal quarters from and including second
     quarter of fiscal 1999 through and including
     third quarter of fiscal 1999                           2.45:1.00

     Fourth quarter of fiscal 1999 and all fiscal
     quarters thereafter                                    2.50:1.00"

     (c) Subsection 7.1(d) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "(d) Debt to EBITDA Ratio.  Permit the ratio of (i) Consolidated Total Debt
          --------------------
as of the last day of any fiscal quarter of the Parent referred to below to (ii) EBITDA for the Reference Period with respect to such day to be more than the ratio set forth below opposite such fiscal quarter:

          Fiscal Quarter                               Ratio
          --------------                               -----

     Fiscal quarters from and including fourth
     quarter of fiscal 1995 through and including
     first quarter of fiscal 1996                      4.75:1.00

     Fiscal quarters from and including second
     quarter of fiscal 1996 through and including
     third quarter of fiscal 1996                      5.00:1.00

     Fourth quarter of fiscal 1996                     5.50:1.00

     First quarter of fiscal 1997                      4.80:1.00

     Fiscal quarters from and including second
     quarter of fiscal 1997 through and including
     third quarter of fiscal 1998                      5.70:1.00

     Fiscal quarters from and including fourth quarter of fiscal 1998 through and including first quarter of fiscal 1999 4.70:1.00

     Fiscal quarters from and including second
     quarter of fiscal 1999 through and including
     third quarter of fiscal 1999                      3.75:1.00

     Fourth quarter of fiscal 1999 and all fiscal
     quarters thereafter                               3.50:1.00"

     SECTION 1.02.  Addition of Section  6.11.  The following is hereby added as
                    -------------------------

Section 6.11 of the Credit Agreement:

     "6.11  Machinery,  Equipment and Rolling  Stock.  By October 31, 1997,  the
            ----------------------------------------
Parent and the Borrower will cause the Security Documents to be amended in form and substance satisfactory to the Administrative Agent, and will take any and all other actions that are necessary, or that are advisable in the reasonable opinion of the Administrative Agent or any Lender, so as to grant to the Administrative Agent for the benefit of the Secured Parties a security interest in all machinery, equipment, motor vehicles and other rolling stock of the Parent and its Subsidiaries (including all items of machinery, equipment, tools, parts, supplies, furnishings and fixtures of every kind, whether affixed to real property or not, as well as all automobiles, trucks, vehicles and rolling stock of every description, trailers, handling and delivery equipment, all additions to, substitutions for, replacements of or accessions to any of the foregoing, all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof). All such security interests shall be first priority security interests, except to the extent that Liens are permitted by the terms of
Section 7.3 of the Credit Agreement. Additionally, by October 31, 1997, the Parent and the Borrower will cause Uniform Commercial Code financing statements to be filed by the Parent and its Subsidiaries in all applicable jurisdictions, will cause the lien of the Security Documents to be noted on the certificates of title for motor vehicles or other rolling stock of the Parent and its Subsidiaries and will take any and all other actions that are necessary, or that are advisable in the reasonable opinion of the Administrative Agent or any Lender, so as to perfect such security interests in the collateral described on Exhibit A attached hereto (collectively, the "Perfected Collateral"). In connection with the foregoing, the Parent shall, and shall cause its Subsidiaries to, deliver to the Administrative Agent such documents, legal opinions, instruments and certificates as it shall reasonably request and such documents, legal opinions, instruments and certificates shall be reasonably satisfactory, both in form and substance, to the Administrative Agent and its counsel. All corporate and other proceedings taken or to be taken in connection with the foregoing and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and its counsel. Notwithstanding anything to the contrary contained herein, the Borrower and its Subsidiaries shall not be required to perfect security interests granted to the Administrative Agent in the Perfected Collateral that, in the aggregate, has a book value of less than $3,000,000. Administrative Agent and Lenders agree to release any such security interests provided for herein in property sold by the Borrower or any Subsidiary in connection with any transaction permitted by the Credit Agreement, including, without limitation, Section 7.12."

     SECTION 1.03. Amendment of Section 7.9. Section 7.9 of the Credit Agreement
                   ------------------------
is hereby amended by the deletion of the word "and" at the end of paragraph (h) thereof, by the deletion of the period at the end of paragraph (i) thereof and the substitution of a semi-colon in lieu thereof, by the addition to Section 7.9(f) after "10,000,000" of the phrase "(plus the amount of any investment specifically permitted by Sections 7.9(j) through (m))", and by the addition of the following new paragraphs at the end of such Section:

          (j) equity investments in Envirosafe Services of Idaho, Inc. and Envirosafe Services of Ohio, Inc. (and equity investments in such Persons' direct or indirect parent which are ultimately contributed to such Persons) made by converting to equity all or any portion of the Indebtedness of such Persons outstanding on June 30, 1997, which is represented by Intercompany Notes outstanding on such date; provided that any such investment is made
                                       --------
     solely by contributing such Indebtedness on the books of the holder of such Indebtedness and not through any cash transaction;

          (k) the contribution by Conversion Systems, Inc. of all or substantially all of its assets (and related liabilities), other than those related to its Super Detox(R) business, to a newly-formed Wholly Owned Subsidiary of Conversion Systems, Inc.;provided that(i) such Wholly Owned Subsidiary is a Restricted Company and (ii) no investment shall be permitted under this paragraph (k) after the initial contribution of assets to such Wholly Owned Subsidiary;

          (l) equity investments in Envirosafe Services of Idaho, Inc. (and equity investments in such Person's direct or indirect parent which are immediately contributed to such Person) made after June 30, 1997; provided that(i) such equity investments (A) shall not exceed an aggregate amount of $10,000,000 at any one time outstanding and (B) shall not be made in connection with any acquisition of common stock, property, business or assets of any Person and (ii) Envirosafe Services of Idaho, Inc. shall be a Restricted Company; and

          (m) equity investments in Envirosafe Services of Ohio, Inc. (and equity investments in such Person's direct or indirect parent which are immediately contributed to such Person) made after June 30, 1997; provided that (i) such equity investments (A) shall not exceed an aggregate amount of $10,000,000 at any one time outstanding and (B) shall not be made in connection with any acquisition of common stock, property, business or assets of any Person and (ii) Envirosafe Services of Ohio, Inc. shall be a Restricted Company.

     SECTION 1.04.  Representations and Warranties.  The Parent and the Borrower
                    ------------------------------
 hereby  represent and warrant to each Lender that:

          (a) The representations and warranties set forth in Section 4 of the Credit Agreement, and in each other Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the Third Amendment Effective Date (as defined in Section 1.05) with the same effect as if made on and as of the date hereof or the Third Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

          (b) Each of the Loan Parties is in compliance with all the terms and conditions of the Credit Agreement and the other Loan Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing.

          (c) The execution, delivery and performance by each of the Borrower and the Parent of this Third Amendment have been duly authorized by such party.

     (d) This Third Amendment constitutes the legal, valid and binding obligation of each of the Borrower and the Parent, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally.

     (e) The execution, delivery and performance by each of the Borrower and the Parent of this Third Amendment (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the certificate of incorporation or by-laws of the Borrower or the Parent, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or the Parent is a party or by which it or any of its property may be bound and (ii) do not require any consents under, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or instrument.

     SECTION 1.05.  Effectiveness.  This Third Amendment shall become  effective
                    -------------
only upon satisfaction of the following conditions precedent on or prior to June 30, 1997 (the first date upon which each such condition has been satisfied being herein called the "Third Amendment Effective Date"):

            (a) The Administrative Agent shall have received duly executed counterparts of this Third Amendment which, when taken together, bear the authorized signatures of the Borrower, the Parent and the Required Lenders.

            (b)  (i) The  representations  and  warranties  set forth in Section
       1.04 shall be true and correct on and as of the Third Amendment Effective Date, (ii) no Default or Event of Default has occurred or is continuing and (iii) there shall not be any action pending or any judgment, order or decree in effect which is likely to restrain, prevent or impose materially adverse conditions upon performance by any Loan Party of its obligations under the Loan Documents.

            (c) The Borrower shall have paid to each Lender which shall have delivered an executed counterpart of this Third Amendment an amendment fee equal to 0.50% of the total Revolving Credit Commitment (whether used or unused) of such Lender.

            (d) The Borrower shall have paid in full all fees and reasonable expenses payable as of the Third Amendment Effective Date in connection with the Credit Agreement and the other Loan Documents.

            (e) The Administrative Agent shall have received from each of the Guarantors duly executed Consents, in the form attached hereto as Exhibit B, which bear the authorized signatures of such Guarantors.

            (f) The Administrative Agent shall have received an opinion of counsel to the Borrower, the Parent and the other Loan Parties in form and substance satisfactory to the Administrative Agent.

            (g) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates as it shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Administrative Agent and its counsel. All corporate and other proceedings taken or to be taken in connection with this Third Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and its counsel.

     SECTION 1.06.  APPLICABLE LAW.  THIS THIRD AMENDMENT SHALL BE GOVERNED  BY,
                    --------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 1.07.  Fees;  Expenses.  On or prior to June 30, 1997, the Borrower
                    ---------------
shall pay to each Lender which shall deliver an executed counterpart of this Third Amendment an amendment fee equal to 0.50% of the total Revolving Credit Commitment (whether used or unused) of such Lender. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Agents in connection with the preparation, negotiation, execution and delivery and the Agents' and the Lenders' enforcement of this Third Amendment, including, but not limited to, the reasonable fees and disbursements of counsel. The agreements set forth in this
Section 1.07 shall survive the termination of this Third Amendment and the Credit Agreement.

     SECTION  1.08.  Counterparts.  This Third  Amendment may be executed in any
                     ------------
number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

     SECTION  1.09.  Reference to and Effect on the Loan Documents.
                     ---------------------------------------------

     (a) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Third Amendment.

     (b) Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendment. Except as specifically amended above, the Credit Agreement and the Revolving Credit Notes, and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     (c) Except as specifically provided above, the execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any right, power or remedy of any Lender, any Agent or any Secured Party under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


                              INTERNATIONAL MILL SERVICE, INC.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Treasurer


                              ENVIROSOURCE, INC.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Vice President & Treasurer


                              NATIONSBANK, N.A., as Administrative
                              Agent, as Issuing Lender, as Swingline Lender and as a Lender


                              By:/s/ Thomas J. Kane
                                 ------------------
                                 Title: Corporate Financial Officer


                              CREDIT LYONNAIS NEW YORK BRANCH, as
                              Syndication Agent and as a Lender


                              By:/s/ Attila Koc
                                 --------------
                                 Title: Vice President


                              BANQUE PARIBAS, as a Lender


                              By:/s/ Pierre-Jean de Filippis
                                 ---------------------------
                                 Title: Assistant Vice President

                              By:/s/ Deanna C. Walker
                                 --------------------
                                 Title: Assistant Vice President

                                                       EXHIBIT A

     All backhoes, pallet carriers, slag pot carriers, slab carriers, ladle carriers, cranes, excavators, graders, fork lifts, rubber tired loaders, tracked loaders, scrap container pallets, slag processing plants, railroad equipment, scales, scarfing machines, shears, road sweepers, crawler dozer tractors, off-highway trucks and vacuum trucks.

                                                      EXHIBIT B


                             CONSENT

                    Dated as of June 30, 1997


     Each of the undersigned, as a Guarantor under one of the Guarantees, dated as of December 19, 1995 (each, a "Guarantee") in favor of the Agent for the Lenders parties to the Credit Agreement referred to in the foregoing Third Amendment, hereby consents to the Third Amendment and hereby confirms and agrees that (i) the Guarantee to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the Third Amendment, each reference in such Guarantee to the Loan Documents or any thereof, "thereunder", "thereof" or words of like import shall mean and be a reference to the Loan Documents or such Loan Document as amended prior to the date of and by the Third Amendment and (ii) the Security Documents (as defined in the Credit Agreement referred to in the foregoing Third Amendment) to which such Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein).


                              ALEXANDER MILL SERVICES, INC.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Vice President

                              C. BREWER TERMINALS, INC.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Vice President

                              CONVERSION SYSTEMS, INC.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Vice President

                              ENVIROSOURCE MANAGEMENT SYSTEMS, INC.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Treasurer

                              ENVIROSOURCE MANAGEMENT CORP.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Vice President & Treasurer

                              ENVIROSOURCE TECHNICAL SERVICES, INC.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Treasurer

                              ENVIROSAFE SERVICES OF IDAHO, INC.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Treasurer

                              ENVIROSAFE SERVICES OF NORTH AMERICA, INC.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Treasurer

                              ENVIROSAFE SERVICES OF OHIO, INC.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Treasurer

                              ENVIROSAFE SERVICES OF TEXAS, INC.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Treasurer

                              ENVIROSOURCE CORP.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Vice President & Treasurer

                              ENVIROSOURCE TREATMENT & DISPOSAL SERVICES, INC.


                              By:/s/  William B. Davis
                                 ---------------------
                                 Title: Treasurer

                              ETDS, INC.


                              By:/s/ Leon Z. Heller
                                 ------------------
                                 Title: Chairman of the Board

                              FOX HUNT FARMS, INC.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Treasurer

                              IU INTERNATIONAL CORPORATION


                              By:/s/ Thomas J. Mallon
                                 --------------------
                                 Title: Vice President

                              IU NORTH AMERICA FINANCE, INC.


                              By:/s/ Leon Z. Heller
                                 ------------------
                                 Title: Chairman of the Board

                              IU NORTH AMERICA, INC.


                              By:/s/ Leon Z. Heller
                                 ------------------
                                 Title: Chairman of the Board

                              MARCUS HOOK PROCESSING, INC.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Treasurer

                              McGRAW CONSTRUCTION COMPANY, INC.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Treasurer

                              NEOAX INVESTMENT CORP.


                              By:/s/ Leon Z. Heller
                                 ------------------
                                 Title: Chairman of the Board

                              NOSROC CORP.


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Treasurer

                              SONCOR CORP.


                              By:/s/  Leon Z. Heller
                                 -------------------
                                 Title: Chairman of the Board

                              WAYLITE CORPORATION


                              By:/s/ William B. Davis
                                 --------------------
                                 Title: Treasurer